Exhibit 1.1
Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.
UNDERWRITING AGREEMENT
dated March 10, 2010
Banc of America Securities LLC
Goldman, Sachs & Co.
RBS Securities Inc.
Wells Fargo Securities, LLC

Underwriting Agreement
March 10, 2010
BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036
   As Representative of the several Underwriters
Ladies and Gentlemen:
          Introductory. Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), and Suburban Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representative”) is acting as representative, $250,000,000 principal amount of its 7 3/8% Senior Notes due 2020 (the “Notes”). The Notes will be issued pursuant to an indenture to be dated as of March 23, 2010 (the “Base Indenture”), among the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture to be dated as of March 23, 2010 (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.
          Suburban Propane, L.P., a Delaware limited partnership is referred to herein as the “Operating Partnership” and the direct and indirect subsidiaries of the Partnership listed on Schedule C are referred to as the “Operating Subsidiaries.”
          In connection with the issuance of the Notes, the Issuers will commence a cash tender offer (the “Tender Offer”) for any and all of the Issuers’ outstanding 6.875% Senior Notes due 2013 upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement dated as of March 9, 2010, including all information incorporated by reference therein and exhibits, appendices and attachments thereto, as amended, modified or supplemented from time to time. The net proceeds from the sale of the Notes will be used to fund the Tender Offer and pay related fees and expenses.
          1. Representations and Warranties. The Issuers and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:
     (a) The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-165368), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule

430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     (b) Compliance with Registration Requirements. The Issuers meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Issuers and the Operating Partnership, are contemplated or threatened by the Commission.
     Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date (as defined herein), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.
     The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein) and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Issuers have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Issuers have not otherwise ceased to be eligible to use the automatic shelf registration form.
     (d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, including the Base Prospectus included therein, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto. As of 2:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
     (e) Issuers Not Ineligible Issuers. (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), neither of the Issuers was an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that either of the Issuers be considered an “ineligible issuer.”
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Notes under this Agreement or until any earlier date that the Issuers notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Issuers have promptly notified or will promptly notify the Representative and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule B, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (g) Distribution of Offering Material by the Issuers. The Issuers have not distributed nor will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative.
     (h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (i) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (i) there has been no material adverse change, or any development involving or which could reasonably be expected to result in, individually or in the aggregate, a material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ equity, stockholders’ equity, members’ equity, net worth or results of operations of the Partnership and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Partnership and its subsidiaries, considered as one entity, have not incurred any liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, in each case, that is material to the Partnership and its subsidiaries taken as a whole; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership or, except for dividends paid to the Partnership or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.
     (j) Incorporation and Good Standing of the Issuers, the Operating Partnership, the Operating Subsidiaries and the General Partner. (i) Each of the Issuers, Operating Partnership, the Operating Subsidiaries and Suburban Energy Services Group LLC, the general partner of each of the Partnership and the Operating Partnership (the “General Partner”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority, corporate or other, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Issuers and the Operating Partnership, to enter into and perform its obligations under this Agreement. Each of the Issuers, the Operating Partnership, the Operating Subsidiaries and the General Partner is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
     (k) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership. Such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”) and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability described in the Disclosure Package and the

Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under, that certain credit agreement, dated June 26, 2009, by and among the Partnership, the Operating Partnership and the lenders party thereto, the various pledge, assignment and security agreements and other agreements and instruments entered into in connection therewith (the “Credit Agreement”).
     (l) Ownership of Limited Liability Company Interests in the General Partner. Michael J. Dunn, Jr. (the “Sole Member”) owns 100% of the outstanding limited liability company interests in the General Partner; all of such interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Operating Agreement of the General Partner (the “General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and the Sole Member owns such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under the Credit Agreement.
     (m) Ownership of Partnership Interests in the Operating Partnership. The General Partner owns 100% of the outstanding general partner interests in the Operating Partnership, the Partnership directly owns 99.9% of the outstanding limited partner interests in the Operating Partnership and the Partnership indirectly owns 0.1% of the outstanding limited partner interests in the Operating Partnership; all of such interests have been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership LP Agreement”) and are fully paid (to the extent required under the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and the General Partner and the Partnership own such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Prospectus), security interests, equities, charges or claims, except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under the Credit Agreement.
     (n) Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, 100% of the limited liability company interests or capital stock, as the case may be, in each of the Operating Subsidiaries, the Operating Partnership and the Co-Issuer free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under the Credit Agreement), security interests, equities, charges and other claims, except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under the Credit Agreement. Such limited liability company interests or capital stock, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company or charter documents, as the case may be, of the re-

spective Operating Subsidiaries and the Co-Issuer, and are fully paid (to the extent required under their respective limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company; Section 63.235 of the Oregon Revised Statutes, in the case of a Oregon limited liability company; and Section 86.343 of the Nevada Revised Statutes, in the case of a Nevada limited liability company). The Partnership owns, directly or indirectly, 100% of the limited liability company interests, limited partner interests or capital stock, as the case may be, in each of the Non-Operating Subsidiaries (as defined in Section 1(o)) free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under the Credit Agreement), security interests, equities, charges and other claims, except as described in the Disclosure Package and the Prospectus and except for liens created by, or pursuant to, or permitted under the Credit Agreement. Such limited liability company interests or capital stock, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company or charter documents, as the case may be, of the respective Non-Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company; Section 63.235 of the Oregon Revised Statutes, in the case of a Oregon limited liability company; and Section 86.343 of the Nevada Revised Statutes, in the case of a Nevada limited liability company), except for such liens, encumbrances, security interests, equities, charges and other claims, the existence of which, would not, individually or in the aggregate, result in a Material Adverse Change or materially impair the ability of the Issues and the Operating Partnership to perform their obligations under this Agreement.
     (o) No Other Subsidiaries. The Partnership does not own or control directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for fiscal year ended September 26, 2009, such subsidiaries consisting of the Co-Issuer, the Operating Partnership, the Operating Subsidiaries and the subsidiaries listed on Schedule D hereof (the “Non-Operating Subsidiaries” and, together with the Operating Partnership and the Operating Subsidiaries, the “Subsidiaries”). Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than as set forth in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 26, 2009. Other than its ownership of its general partner interests and its limited partner interests in the Partnership and its general partner interests in the Operating Partnership, the General Partner does not own, and as of the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. The Non-Operating Subsidiaries, considered individually or in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

     (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capitalization of the Partnership is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be).
     (q) The Notes. The Notes to be purchased by the Underwriters from the Issuers are in the form contemplated by the Indenture, have been duly authorized by the Issuers for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
     (r) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Issuers and, at the Closing Date, will have been duly executed and delivered by the Issuers and will constitute a valid and binding agreement of the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (s) Description of Documents. The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the caption “Description of the Notes.”
     (t) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.
     (u) Non-Violation of Existing Instruments. Neither the Issuers, the General Partner nor any of the Partnership’s Operating Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) under (“Default”) its charter, by-laws or similar organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Issuers, the General Partner or such Operating Subsidiary is a party or by which it may be bound (including, without limitation, the Issuers’ 6.875%% Senior Notes due 2013 or the related indenture and the Credit Agreement), or to which any of the property or assets of the Issuers, the General Partner or any of the Partnership’s Operating Subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers, the General Partner or such Operating Subsidiary or any of their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Issuers’ and Operating Partnership’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate (or similar) action and will not result in any Default under the charter or by-laws or similar organizational documents of the Issuers, the Operating Partnership or any Operating Subsidiary, (ii) will not constitute a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Operating Partnership or any of the Partnership’s Operating Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Issuers, the Operating Partnership or any of the Partnership’s Operating Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers, the Operating Partnership or any of the Partnership’s Operating Subsidiaries or any of its or their properties. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers, the Operating Partnership or any of the Partnership’s Operating Subsidiaries.
     (v) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Issuers’ or the Operating Partnership’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as may be required under applicable state securities or blue sky laws.
     (w) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuers’ and the Operating Partnership’s knowledge, threatened (i) against or affecting the Partnership or any of its Operating Subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Partnership or any of its Operating Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a probability that such action, suit or proceeding might be determined adversely to the Partnership or such Operating Subsidiary, or any officer or director of, or property owned or leased by the Partnership or any of its Operating Subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

     (x) Exchange Act Compliance. The Partnership is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.
     (y) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Partnership as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States).
     (z) Preparation of Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Partnership and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Summary Consolidated Historical Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Partnership’s ratios of earnings to fixed charges set forth in each of the Preliminary Prospectus and the Prospectus under the captions “Prospectus Supplement Summary— Summary Consolidated Historical Financial Data,” and “Ratio of Earning to Fixed Charges” and in Exhibit 12.1 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act.
     (aa) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers and the Operating Partnership.
     (bb) Intellectual Property Rights. The Issuers, the Operating Partnership and the Operating Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuers’ or any of the Operating Subsidiaries’ business as now conducted or as proposed in each of the Disclosure Package and the Prospectus to be conducted. Except as disclosed in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Issuers, the Operating Partnership or any of the Operating Subsidiaries; (b) the Issuers and the Operating Partnership are not aware of any material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Issuers, the Operating Partnership or the Operating Subsidiaries; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Issuers, the Operating Partnership or the Operating Subsidiaries in or to any material Intellectual Property, and the Issuers and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuers and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Issuers’, the Operating Partnership’s or the Operating Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuers and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim, which in any such case would reasonably be expected to result in a Material Adverse Change.
     (cc) All Necessary Permits, etc. Each of the Partnership and its Operating Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such permits, etc., that, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Change; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), each of the Partnership and its Operating Subsidiaries has fulfilled and performed all its material obligations with respect to such permits that are due to have been, or will be, fulfilled and performed by such date, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, result in a Material Adverse Change.
     (dd) Title to Properties. The Partnership and its Operating Subsidiaries have good, valid and indefeasible title to all real and personal property reflected in the Registration Statement, the Disclosure Package and the Prospectus as assets owned by them, in each case, free and clear of all (i) liens and security interests, or (ii) other claims and other encumbrances (other than liens or security interests or claims or other encumbrances created by, or pursuant to, or permitted under the Credit Agreement), except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described or (3) for such liens, etc., the existence of which, would not, individually or in the aggregate, result in a Material Adverse Change or materially impair the ability of the Issuers and the Operating Partnership to perform their obligations under this Agreement, and subject to limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership or its Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership and its Operating Subsidiaries taken as a whole as they have been used in the past as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus and are proposed to be used in the future as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus.
     (ee) Tax Law Compliance. The Partnership and its subsidiaries have filed (or have obtained extensions with respect thereto) all necessary federal, state, local and foreign tax returns in a timely manner and have timely paid all taxes required to be paid by any of them (whether or not shown on a tax return), including as a withholding agent, and, if due and payable, any related or similar assessment, fine, interest or penalty levied against any of them except for any taxes, assessments, fines, interest or penalties (i) that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not result, individually or in the aggregate, in a Material Adverse Change. The Partnership has made appropriate provisions in the applicable financial statements referred to in Section 1(z) above in respect of all federal, state, local and foreign taxes for all current or prior periods as to which the tax liability of the Partnership or any of its subsidiaries has not been finally determined. The Partnership is currently qualified as a “publicly traded partnership” within the meaning of the Internal Revenue Code of 1986, as amended.
     (ff) Issuers Not an “Investment Company.” The Issuers are not, or after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct their businesses in a manner so that they will not become subject to the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (gg) Insurance. The Partnership and its Operating Subsidiaries maintain insurance covering the properties, operations, personnel and businesses of the Partnership and its Operating Subsidiaries against such losses and risks and in such amounts as are reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as are customary for companies engaged in similar businesses in similar industries. None of the Partnership nor its Operating Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including af-

ter giving effect to the transactions contemplated hereby), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.
     (hh) No Restrictions on Dividends. No MLP Subsidiary Guarantor (as defined in the Credit Agreement) of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, and no Wholly-Owned MLP Subsidiary Guarantor is currently prohibited under the Credit Agreement, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (ii) Solvency. The Partnership and the Operating Partnership taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
     (jj) No Price Stabilization or Manipulation. The Issuers have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Notes.
     (kk) Related Party Transactions. There are no business relationships or related-party transactions involving the Partnership or any subsidiary required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.
     (ll) Disclosure Controls. The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (mm) Internal Controls and Procedures. The Partnership maintains (i) effective internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (nn) No Material Weakness in Internal Controls. Since the end of the Partnership’s most recent fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
     (oo) No Conflict with FCPA. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership, its subsidiaries and, to the knowledge of the Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (pp) No Conflict with Money Laundering Laws. The operations of each of the Partnership and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any govern-mental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, the General Partner, the supervisors and officers, threatened the adverse determination of which would result in a Material Adverse Change.
     (qq) No Conflict with OFAC Laws. Neither the Partnership nor any of its subsidiaries, nor, to the knowledge of the Partnership, the General Partner, any supervisor, officer, agent or employee of the Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not knowingly, directly or indirectly, use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (rr) Environmental Compliance.. The Partnership and its Operating Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits, or liability in connection with a release would not, individually or in the aggregate, result in a Material Adverse Change. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance defined in or regulated under any other Environmental Law.
     (ss) Labor Matters. No labor disturbances by the employees of the Partnership or any of its Operating Subsidiaries has occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
     (tt) Brokers. Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Issuers any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (uu) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Issuers to or for the benefit of any of the officers or directors of the Issuers or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.
     (vv) Sarbanes-Oxley Compliance. The Partnership and its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (ww) Ratings. Except as otherwise disclosed in the Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers’ retaining any rating assigned to the Issuers, any securities of the Issuers or (ii) has indicated to the Issuers that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuers or any securities of the Issuers.
     (xx) Statistical and Market Related Data. All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), if any, are based on or derived from sources that the Issuers reasonably believe to be reliable and accurate, and the Issuers have obtained the written consent to the use of such data from such sources to the extent required.
          Any certificate signed by an officer of the Issuers and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuers to each Underwriter as to the matters set forth therein.
          2. Purchase and Sale. The Issuers agree to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuers the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Issuers shall be equal to 97.136% of the principal amount thereof.
          3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.
          (a) Delivery of certificates for the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, Eighty Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Issuers and the Representative) at 9:00 a.m. New York time, on March 23, 2010 (the time and date of such closing are called the “Closing Date”). Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.
          (b) Public Offering of the Notes. The Representative hereby advises the Issuers that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.
          (c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Partnership.
          It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Banc of America Securities LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
          (d) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of DTC unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
          (e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Issuers shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.
          4. Covenants. The Issuers and the Operating Partnership, jointly and severally, covenant and agree with each of the Underwriters as follows:
     (a) Representative Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Issuers shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Issuers shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.
     (b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Issuers shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Issuers shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuers will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use their best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Issuers agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.
     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Issuers will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) Final Term Sheet. The Issuers will prepare a final term sheet in a form approved by the Representative, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).
     (e) Permitted Free Writing Prospectuses. The Issuers represent that they have not made, and agree that, unless they obtain the prior written consent of the Representative, they will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuers consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuers contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Issuers not to take any action without the Issuers’ consent, which consent shall be confirmed in writing, that would result in the Issuers being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Issuers thereunder, but for the action of the Underwriter.

     (f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuers agree to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Sections 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
     (g) Copies of Any Amendments and Supplements to the Prospectus. The Issuers agree to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.
     (h) Copies of the Registration Statements and the Prospectus. The Issuers will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.
     (i) Blue Sky Compliance. The Issuers shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or other foreign laws of those jurisdictions designated by the Representative and consented to by the Issuers, and the Issuers shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Issuers shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuers will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (j) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Notes sold by them in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.
     (k) Agreement Not to Offer to Sell Additional Notes. During the period of 90 days following the date of this Agreement, the Issuers and the Operating Partnership will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or securities exchangeable for or convertible into debt securities of the Issuers (other than as contemplated by this Agreement).
     (l) DTC. The Issuers shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.
     (m) Earnings Statement. The Partnership will make generally available to their security holders and to the Representative an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement as soon as practicable after the end of such period.
     (n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Issuers shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.
     (o) Filing Fees. The Issuers agree to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
     (p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Issuers will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their best efforts to cause the Issuers’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (q) Future Reports to the Representative. During the period of two years hereafter the Issuers will furnish to the Representative (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Partnership containing the balance sheet of the Partnership as of the close of such fiscal year and statements of income, partners’ capital and cash flows for the year then ended and the opinion thereon of the Partnership’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Partnership with the Commission, FINRA or any securities exchange.
     (r) No Manipulation of Price. The Issuers will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Issuers to facilitate the sale or resale of the Notes.
     (s) Investment Limitation. The Issuers shall not invest, or otherwise use the proceeds received by the Issuers from the sale of the Notes in such a manner as would require the Partnership or any of its subsidiaries to register as an investment company under the Investment Company Act.
     (t) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuers receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuers will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Issuers will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuers have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

          5. Payment of Expenses. The Issuers, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iii) all fees and expenses of the Issuers’ counsel, independent public or certified public accountants of the Partnership and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Notes, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States or other jurisdictions designated by the Underwriters and consented to by the Issuers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda, (vi) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vii) any fees payable in connection with the rating of the Notes with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for “book-entry” transfer, and the performance by the Issuers and the Operating Partnership of their other obligations under this Agreement, (ix) all expenses incident to the “road show” for the offering of the Notes, including the cost of any chartered airplane or other transportation, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Issuers and the Operating Partnership are true and correct at and as of the date hereof and the Closing Date, the condition that the Issuers shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Partnership, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

     (b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Notes:
     (i) the Issuers shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
     (ii) the Final Term Sheet, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and
     (iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Issuers shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.
     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes as contemplated by this Agreement, the Disclosure Package and the Prospectus;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated by this Agreement, the Disclosure Package and the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Partnership or any of its subsidiaries or any of their debt by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.
     (d) Opinion of Counsel for the Issuers. On the Closing Date, the Underwriters shall have received the favorable opinion and negative assurance letter of Proskauer Rose

LLP, counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit A and the opinion of Paul Abel, Vice President, General Counsel and Secretary of the Partnership, substantially in the form of Exhibit B.
     (e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or President of each of the Issuers and the Operating Partnership and the Chief Financial Officer or Chief Accounting Officer of each of the Issuers and the Operating Partnership, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 6, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;
     (ii) the representations and warranties of the Issuers set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
     (iii) the Issuers have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (g) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Partnership, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

     (h) Form of Notes and Indenture. The Notes and the Indenture shall be executed by the Issuers in form and substance reasonably satisfactory to the Representative and the Trustee.
     (i) Closing Documents. At the Closing Date, the Issuers shall have furnished counsel for the Issuers, or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.
          If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination.
          7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 10 or Section 11 (clauses (i) and (iv) only), or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or to comply with any provision hereof, the Issuers, jointly and severally, agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
          8. Indemnification.
          (a) Indemnification of the Underwriters. The Issuers and the Operating Partnership, jointly and severally, will indemnify and hold harmless each of the Underwriters and their respective directors, officers, employees and agents, each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any losses, damages or liabilities, joint or several, to which that Underwriter, director, officer, employee, agent, controlling person or affiliate may become subject under the Securities Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (B) any Blue Sky application or other document prepared or executed by the Partnership, the General Partner or any of the Partnership’s subsidiaries (or based upon any written information furnished by the Partnership, the General Partner or any of the Partnership’s subsidiaries) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure

Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Underwriters for any reasonable legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability, action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Issuers and the Operating Partnership shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Blue Sky application or any Non-Prospectus Road Show, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by the Representative, expressly for use in the preparation thereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers or the Operating Partnership may otherwise have.
          (b) Indemnification of the Issuers, Directors and Officers. Each of the Underwriters, severally and not jointly, will indemnify and hold harmless the Issuers, the Operating Partnership and their respective officers, supervisors, employees and agent, each person, if any, who controls the Issuers or the Operating Partnership within the meaning of the Securities Act or the Exchange Act from and against any losses, damages or liabilities to which the Issuers or the Operating Partnership may become subject under the Securities Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show or (B) any Blue Sky application or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any Blue Sky application or any Non-Prospectus Road Show, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Issuers by the Underwriters, expressly for use in the preparation thereof, and will reimburse the Issuers and the Operating Partnership for any reasonable legal or other expenses incurred by the Issuers and the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the Underwriters). The Issuers and the Operating Partnership hereby acknowledge that the only information that the Underwriters have furnished to the Issuers through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth the first and second sentences of the third paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.
          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or 8(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 8(a) or 8(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party) and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 8(a) or 8(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 8(a) or 8(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) or 8(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
          9. Contribution. If the indemnification provided for in Section 8 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 8(a) or 8(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Issuers and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Issuers, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total gross proceeds from such offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Issuers and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Operating Partnership, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses incurred by such indemni-

fied party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The obligations of the Issuers and the Operating Partnership under this Section 9 shall be in addition to any liability that the Issuers or the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and supervisor who signed the Registration Statement and to each person, if any, who controls the Issuers or the Operating Partnership within the meaning of the Securities Act.
          10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Notes to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes and the principal amount of Notes with respect to which such default occurs exceeds 10% of the principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Issuers for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11. Termination of This Agreement. Prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Issuers if at any time (i) trading or quotation in any of the Issuers’ securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuers or the Operating Partnership to any Underwriter, except that the Issuers and the Operating Partnership shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5, 7, 8 and 9 hereof or (b) any Underwriter to the Issuers and the Operating Partnership.
          12. No Advisory or Fiduciary Responsibility. The Issuers and the Operating Partnership acknowledge and agree that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers, on the one hand, and the several Underwriters, on the other hand, and the Issuers and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Issuers, the Operating Partnership, or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Issuers or the Operating Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuers or the Operating Partnership on other matters) and no Underwriter has any obligation to the Issuers or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Operating Partnership and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Operating Partnership and the several Underwriters, or any of them, with respect to the subject matter hereof. The Issuers and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Operating Partnership may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
          13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Operating Partnership, their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter or (B) acceptance of the Notes and payment for them hereunder. The provisions of Section 5, Section 7, Section 8, Section 9, this Section 13 and Section 17 hereof shall survive the termination or cancellation of this Agreement.
          14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representative:
Banc of America Securities LLC
One Bryant Park
New York, NY 10036
Facsimile: (212) 901-7897
Attention: Legal Department
And (which shall not constitute notice)
Cahill Gordon & Reindel LLP
Eighty Pine Street
New York, NY 10005
Facsimile: (212) 378-2169
Attention: James J. Clark, Esq.
If to the Issuers:
Suburban Propane Partners, L.P.
240 Route 10 West
Whippany, NJ 07981
Facsimile: (973) 503-9395
Attention: A. Davin D’Ambrosio, Vice President and Treasurer
And (which shall not constitute notice)

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Facsimile: (212) 969-2900
Attention: Charles E. Dropkin, Esq.
          Any party hereto may change the address for receipt of communications by giving written notice to the others.
          15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Issuers, the Operating Partnership, their respective directors, any person who controls the Issuers or the Operating Partnership within the meaning of the Securities Act and the Exchange Act and any officer of the Issuers who signed the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from any of the several Underwriters merely because of such purchase.
          16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
          17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES THEREOF.
          18. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and uncondition-

ally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
          19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuers, the Operating Partnership, their respective affairs and their respective business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
          20. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers and the Operating Partnership the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, SUBURBAN PROPANE PARTNERS, L.P.
By:	/s/ Michael J. Dunn, Jr.
	Name:	Michael J. Dunn, Jr.
	Title:	President and Chief Executive Officer

SUBURBAN ENERGY FINANCE CORP.
By:	/s/ Michael J. Dunn, Jr.
	Name:	Michael J. Dunn, Jr.
	Title:	President

SUBURBAN PROPANE, L.P.
By:	/s/ Michael J. Dunn, Jr.
	Name:	Michael J. Dunn, Jr.
	Title:	President and Chief Executive Officer

          The foregoing Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

BANC OF AMERICA SECURITIES LLC Acting as Representative of the several Underwriters named in the attached Schedule A.
By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ John Pantalena
John Pantalena Vice President

SCHEDULE A

Principal Amount of
Notes
To Be
Underwriters	Purchased
Banc of America Securities LLC	$100,000,000
Goldman, Sachs & Co.	75,000,000
RBS Securities Inc.	37,500,000
Wells Fargo Securities, LLC	37,500,000
Total	$225,000,000

SCHEDULE B
Issuer Free Writing Prospectuses

Free Writing Prospectus (To the Preliminary Prospectus Supplement dated March 9, 2010)
$250,000,000 7 3/8% Senior Notes due 2020

Term Sheet
March 10, 2010

Issuers:	Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.
Principal Amount:	$250,000,000, which represents an increase of $25,000,000 from the preliminary prospectus supplement
Title of Securities:	7 3/8% Senior Notes due 2020
Maturity:	March 15, 2020
Offering Price:	99.136%
Coupon	7.375%
Yield to Maturity:	7.500%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2010
Record Dates:	March 1 and September 1
Optional Redemption:	Make-whole call at T+ 50 bps at any time prior to March 15, 2015.
On or after March 15, 2015, at the prices set forth below beginning on March 15 of the years set forth below, plus accrued and unpaid interest:

Year	Price
2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.000%

Equity Clawback:	Up to 35% at 107.375% prior to March 15, 2013.
Joint Book-Running Managers:	Banc of America Securities LLC Goldman, Sachs & Co.

Co-Managers:	RBS Securities Inc. Wells Fargo Securities, LLC
Trade Date:	March 10, 2010
Settlement Date:	March 23, 2010 (T+9)
Distribution:	Registered Offering
Net Proceeds:	We estimate that the net proceeds of this offering, after deducting underwriting discounts and commission and estimated offering expenses from the sale of the notes will be approximately $242.3 million.
CUSIP Number:	864486 AC9
ISIN Number:	US864486AC99
The issuers have filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting the Next-Generation EDGAR System on the SEC web site at www.sec.gov. Alternatively, the issuers or any underwriter will arrange to send you the prospectus if you request it by calling either of the Joint Book-Running Managers at the numbers below:

Banc of America Securities LLC	800-294-1322

Goldman, Sachs & Co.	866-471-2526
The information in this communication supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with such information. Before you invest, you should read the preliminary prospectus supplement (including the documents incorporated by reference therein) for more information concerning the Issuers and the Notes.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

SCHEDULE C
Operating Subsidiaries

Entity:	Foreign Qualifications:
Suburban LP Holding, Inc. (Delaware)	N/A

Suburban LP Holding, LLC (Delaware)	N/A

Suburban Energy Finance Corp. (Delaware)	N/A

Suburban Sales & Services, Inc. (Delaware)	Alabama, Alaska, Arizona, Arkansas,
California, Connecticut, Florida,
Georgia, Idaho, Illinois, Iowa, Kansas,
Kentucky, Louisiana, Maine, Maryland,
Massachusetts, Minnesota, Mississippi,
Missouri, Montana, Nevada, New Jersey,
New Mexico, New York, North Carolina,
North Dakota, Ohio, Oklahoma, Oregon,
Pennsylvania, South Carolina, Tennessee,
Texas, Utah, Vermont, Virginia,
Washington, West Virginia, Wisconsin,
Wyoming

Agway Energy Services, LLC (Delaware)	New York, Pennsylvania

Suburban Heating Oil Partners, LLC (Delaware)	All 50 states and the District of Columbia

Gas Connection, LLC (Oregon)	New Jersey, Maryland

Suburban Franchising, LLC (Nevada)	Arizona, California, Florida, New Jersey, New York, North Carolina, South Carolina, Virginia

SCHEDULE D
Non-Operating Subsidiaries

Entity:	Foreign Qualifications:
Suburban Plumbing New Jersey LLC (Delaware)	New Jersey
Suburban Albany Property, LLC (Delaware)	New York
Suburban Butler Monroe Street Property, LLC (Delaware)	Pennsylvania
Suburban Canton Route 11 Property, LLC (Delaware)	New York
Suburban Chambersburg Fifth Avenue Property, LLC (Delaware)	Pennsylvania
Suburban Ellenburg Depot Property, LLC (Delaware)	New York
Suburban Gettysburg Property, LLC (Delaware)	Pennsylvania
Suburban Lewistown Property, LLC (Delaware)	Pennsylvania
Suburban MA Surplus Property, LLC (Delaware)	Massachusetts
Suburban Marcy Property, LLC (Delaware)	New York
Suburban Middletown North Street Property, LLC (Delaware)	New York
Suburban New Milford Smith Street Property, LLC (Delaware)	Pennsylvania
Suburban NJ Property Acquisitions, LLC (Delaware)	New Jersey
Suburban NJ Surplus Property, LLC (Delaware)	New Jersey
Suburban NY Property Acquisitions, LLC (Delaware)	New York
Suburban NY Surplus Property, LLC (Delaware)	New York
Suburban PA Property Acquisitions, LLC (Delaware)	Pennsylvania
Suburban PA Surplus Property, LLC (Delaware)	Pennsylvania
Suburban Rochester Property, LLC (Delaware)	New York
Suburban Sodus Property, LLC (Delaware)	New York
Suburban Temple Property, LLC (Delaware)	New York
Suburban Towanda Property, LLC (Delaware)	Pennsylvania

Entity:	Foreign Qualifications:
Suburban Verbank Property, LLC (Delaware)	New York
Suburban Vineland Property, LLC (Delaware)	New Jersey
Suburban VT Property Acquisitions, LLC (Delaware)	New Hampshire, Vermont
Suburban Walton Property, LLC (Delaware)	New York
Suburban Washington Property, LLC (Delaware)	New Jersey

Exhibit A
Form of Opinion of Counsel for the Issuers
     Based upon and subject to the foregoing and the limitations and qualifications set forth below, we are of the opinion as follows:
     1. Each of the Delaware Entities is a validly existing limited partnership, limited liability company or corporation, in good standing under the laws of the State of Delaware, with the limited partnership, limited liability company or corporate power and authority, as the case may be, to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.
     2. The Notes are in the form contemplated by the Indenture, have been duly authorized and executed by the Issuers and, when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.
     3. Each of the Partnership and the Corporation has requisite limited partnership or corporate power and authority, as applicable, to execute and issue the Notes to be sold pursuant to the Underwriting Agreement in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Indenture, the Partnership Agreement, the By-laws of the Corporation, the Registration Statement, the Disclosure Package and the Prospectus.
     4. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings known to us between the Delaware Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or pursuant to any other registration statement filed by the Partnership under the 1933 Act.
     5. No consent, approval, authorization or order of, or filing with, any New York or U.S. federal governmental agency, body or court or with any Delaware governmental agency, body or court pursuant to the DRULPA, the DLLCA or the DGCL, in each case as applicable to the Suburban Parties, is required to be obtained or made (a) by the Partnership or the Corporation in connection with the offering, issuance and sale by the Partnership and the Corporation of the Notes, (b) by the Suburban Parties in connection with the execution, delivery and performance of the Underwriting Agreement on the part of the Suburban Parties, or (c) by the Suburban Parties in connection with the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Notes, except, in each case (i) in respect of state securities or “blue sky” laws and applicable rules and regulations under such laws, as to which we express no opinion, and (ii) for such consents, approvals, authorizations, orders or filings that have been obtained or made.
     6. The statements in the Disclosure Package and the Prospectus under the captions “Description of Other Indebtedness,” “Description of the Notes,” and “Certain United States Federal Income Tax Considerations” insofar as such statements constitute matters of law or summaries of documents, fairly present and summarize, in all material respects, the matters referred to therein.
     7. None of the offering, issuance and sale by the Partnership and the Corporation of the Notes, the execution and delivery of the Indenture by the Partnership and the Corporation, the execution, delivery and performance of the Underwriting Agreement by the Suburban Parties and the consummation of the transactions therein contemplated by the Suburban Parties (a) constitutes or will constitute a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement filed or incorporated by reference as an Exhibit to the Partnership’s (i) annual report on Form 10-K for the fiscal year ended September 26, 2009, (ii) quarterly reports on Form 10-Q filed with the SEC since September 26, 2009, or (iii) current reports on Form 8-K filed with the SEC since September 26, 2009, (b) violates or will violate the DRULPA, the DLLCA, the DGCL or U.S. federal law or New York law, or (c) violates any judgment, regulation, order or decree known to us of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Suburban Parties or any of their properties, provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws.
     8. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act), and the Partnership is a well known, seasoned issuer (as defined in said Rule 405). The Registration Statement, having been filed, is effective. To our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated or threatened by the Commission, and (b) the Issuers have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) of the Securities Act has been made in the manner and within the time period required by Rule 424(b) of the Securities Act. Any required filing of the Final Term Sheet and any other “issuer free writing prospectus” mutually expressly agreed by the Issuers and you pursuant to Section 4 of the Underwriting Agreement to be used by the Issuers and of which such counsel has actual knowledge has been made in the manner and within the time period required by Rule 433 of the Securities Act.
     9. Each of the Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and the notes and schedules thereto and the other financial and accounting information included therein, as to which we express no opinion), as of their respective effective or issue dates, appears on its face to have complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.
     10. The Underwriting Agreement has been duly authorized, executed and delivered by the Suburban Parties.
     11. The Indenture has been duly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.
     12. Neither the offering, issuance and sale by the Partnership and the Corporation of the Notes nor the execution and delivery of the Underwriting Agreement by the Partnership and the Corporation violates the Partnership Agreement or the By-laws of the Corporation, as applicable. The execution and delivery of the Underwriting Agreement by the Operating Partnership does not violate the OP Partnership Agreement.
     13. None of the Suburban Parties, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          In the course of the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have participated in conferences with certain officers and representatives of the Partnership, OP, and the Corporation, representatives of the independent registered public accounting firm for the Partnership, and representatives of, and counsel for, the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus except for as provided in Paragraph 6 of our opinion to you of even date herewith and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention that led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we make no comment and express no opinion with respect to (i) the financial statements and related notes and schedules thereto and the auditors’ report thereon, or any other financial and accounting data or information included in, omitted therefrom or derived therefrom contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, or (ii) representations and warranties included in the exhibits to the Registration Statement and representations and warranties included in any of the Incorporated Documents).

Exhibit B
Form of General Counsel Opinion
     1. Each of the entities described in clauses (i)-(xii) above (the “SP Entities”) is duly organized and is duly registered or qualified to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Change.
     2. The Sole Member owns 100% of the outstanding limited liability company interests in the General Partner; all of such interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner (“General Partner LLC Agreement”) and are fully paid (to the extent required under the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and to my knowledge the Sole Member owns such interests free and clear of all liens, encumbrances (except as described in the Registration Statement, the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Sole Member as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to me, other than those created by or arising under the Delaware LLC Act.
     3. The General Partner owns 100% of the outstanding general partner interests in the Operating Partnership, the Partnership directly owns 99.9% of the outstanding limited partner interests in the Operating Partnership and the Partnership indirectly owns 0.1% of the outstanding limited partner interests in the Operating Partnership; all of such interests have been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership LP Agreement”) and are fully paid (to the extent required under the Operating Partnership LP Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and the General Partner and the Partnership own such interests free and clear of all liens, encumbrances (except as described in the Registration Statement, the Disclosure Package and the Final Prospectus and arising pursuant to that certain Credit Agreement and related security agreements dated June 26, 2009 to which it is a party), security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming either of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to me, without independent investigation, other than those created by or arising under the Delaware LP Act.
     4. The Partnership or the Operating Partnership owns, directly or indirectly, 100% of the limited liability company interests or capital stock, as the case may be, in the Operating Subsidiaries; all such interests have been duly authorized and validly issued in accordance with the Organizational Documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, in the case of a Delaware limited liability company; Section 63.235 of the Oregon Revised Statutes, in the case of an Oregon limited liability company, and Section 86.343 of the Nevada Revised Statutes, in the case of a Nevada limited liability company), and the Partnership or the Operating Partnership owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or the Operating Partnership as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to me, without independent investigation, other than those created by or arising under the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the Oregon Revised Statutes and the Nevada Revised Statutes (except as described in the Registration Statement, the Disclosure Package and the Final Prospectus and arising pursuant to that certain Credit Agreement and related security agreements dated June 26, 2009 to which it is a party). The Partnership or the Operating Partnership owns, directly or indirectly, 100% of the limited liability company interests in the Non-Operating Subsidiaries; all such interests have been duly authorized and validly issued in accordance with the Organizational Documents of the respective Non-Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and the Partnership or the Operating Partnership owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or the Operating Partnership as a debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to me, without independent investigation, other than those created by or arising under the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporation Law (except as described in the Registration Statement, the Disclosure Package and the Final Prospectus and arising pursuant to that certain Credit Agreement and related security agreements dated June 26, 2009 to which it is a party and except for such liens, encumbrances, security interests, equities, charges and other claims, the existence of which, would not, individually or in the aggregate, result in a Material Adverse Change or materially impair the ability of the Partnership and the Operating Partnership to perform their obligations under the Underwriting Agreement).
     5. Each of the Organizational Documents to which any of the SP Entities or any of their respective affiliates is a party has been duly authorized and validly executed and delivered by each of the SP Entities party thereto. Each of the applicable limited partnership agreements (in the case of a limited partner) and the applicable limited liability company agreements (in the case of a limited liability company) constitutes a valid and legally binding agreement of the parties thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy and other applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     6. To my knowledge, (i) there are no legal or governmental proceedings pending or threatened against any of the SP Entities or any of their respective affiliates or to which any of the SP Entities or any of their respective affiliates is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act Rules and Regulations.
     7. To my knowledge, none of the offering, issuance and sale of the Notes by the Issuers, the execution, delivery and performance of the Underwriting Agreement and the Indenture by the Issuers and the Operating Partnership, as applicable, and the consummation of the transactions therein contemplated by the Issuers results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the SP Entities, which liens, charges or encumbrances would, individually or in the aggregate, have a Material Adverse Change.
          In the course of the preparation of the Registration Statement, the Disclosure Package and the Prospectus, I have participated in conferences with certain officers and representatives of the Issuers and the Operating Partnership, representatives of the independent registered public accounting firm for the Partnership, and representatives of, and counsel for, the Underwriters, at which the contents of the Registration Statement, Disclosure Package and Prospectus and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, Disclosure Package, and Prospectus on the basis of the foregoing, nothing has come to my attention that led me to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that I make no comment and express no opinion with respect to (i) the financial statements and related notes and schedules thereto and the auditors’ report thereon, or any other financial and accounting data or information included in, omitted therefrom or derived therefrom contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, (ii) representations and warranties included in the exhibits to the Registration Statement or representations and warranties included in any of the documents incorporated by reference therein , or (iii) information furnished by the Underwriters.